Exhibit 10.19

                              FLAG LUXURY RIV, LLC
                         650 Madison Avenue, 15th Floor
                               New York, NY 10022

                                                                  April 26, 2007

Via Facsimile and Hand Delivery

Riviera Holdings Corporation
2901 Las Vegas Boulevard South
Las Vegas, Nevada  89109
Attention: Corporate Secretary
           General Counsel

CC: Gordon & Silver, Ltd.
3960 Howard Hughes Parkway
9th Floor
Las Vegas, Nevada  89169
Attention: Richard Galin

      Re:   Inspection of Stocklist Materials

Ladies and Gentlemen:

      Flag Luxury Riv, LLC ("Flag") hereby makes demand described herein of Riviera Holdings Corporation (the "Corporation"). Flag's record address is 650 Madison Avenue, New York, NY 10022. Flag is the record and beneficial owner of 418,294 shares of common stock, par value $0.01 per share, of the Corporation (the "Shares"). Attached hereto as Annex A are true and correct copies of stock certificates evidencing Flag's record and beneficial ownership of the Shares. As a stockholder of the Corporation, Flag hereby demands, pursuant to Section
78.105 of the Nevada Revised Statutes and the common law of the State of Nevada, the right to inspect, through their authorized representatives, no later than May 3, 2007, during normal business hours, the following documents and records of the Corporation, and to make copies or abstracts therefrom. As used herein, "stock" shall refer to any class or series of stock of the Corporation entitled to vote at the Corporation's 2007 Annual Meeting of Stockholders (the "Annual Meeting"), and "stockholders" shall refer to all persons who own shares of any class or series of stock of the Corporation entitled to vote at the Annual
Meeting:

      (a) A complete record or list of the Corporation's stockholders, certified by the Corporation or its transfer agent, showing the names and addresses of each stockholder and the number of shares of stock registered in the name of each such stockholder, as well as the names, addresses and share amounts held by participants in dividend reinvestment plans and/or employee plans, in each case as of the record date for the 2007 Annual Meeting of stockholders (the "Record Date");

      (b) A magnetic computer tape or cartridge containing the list of the holders of the Corporation's stock requested in paragraph (a) above as of the Record Date, showing the names, addresses and number of shares held by such stockholders, such computer processing data as is necessary for Flag to make use of such magnetic computer tape or cartridge, and a printout of such magnetic computer tape or cartridge for verification purposes;

      (c) All daily transfer sheets showing changes in the names, addresses and number of shares of the Corporation's stockholders which are in or come into the possession of the Corporation or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder list referred to above to the conclusion of the next meeting of stockholders of the Corporation;

      (d) All information in or which comes into the Corporation's possession, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees concerning the names, addresses and number of shares held by the participating brokers and banks named in the individual nominee names of Cede & Co. or other similar nominees, including respondent bank lists;

      (e) All information in or which comes into the Corporation's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or other nominees relating to the names of the beneficial owners of the Corporation's stock ("NOBOs") pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Securities Exchange Act of 1934, as amended, in the format of a printout in descending order balance. If such information is not in the Corporation's possession, custody or control, such information should be requested from the ADP Investor Communications Services;

      (f) All lists and computer tapes, processing data and printouts described in (b) above, containing the name, address and number of shares of the Corporation's stock attributable to any participant in any employee stock ownership plan, employee stock purchase plan, or other employee compensation or benefit plan of the Corporation in which the decision whether to vote shares of Common Stock held by such plan is made, directly or indirectly, individually or collectively, by the participants in the plan and the method(s) by which Flag or its agents may communicate with each such participant;

      (g) A stop list or stop lists relating to any shares of stock of the Corporation and any additions or deletions from the date of the list referred to in paragraph (a) above;

      (h) A list of all stockholders owning 1,000 or more shares of Corporation stock arranged in descending order as to each class or series as of the most recent date available;

      (i) All omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended, which are now or hereafter in the Corporation's possession or control, or which can reasonable be obtained by the Corporation; and

      (j) The information and records specified in the foregoing paragraphs should be as of the Record Date and any other alternative record date for stockholder action set by the Corporation's board of directors, by operation of law or otherwise for the Annual Meeting.

      Flag further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (j) above be immediately furnished to Flag as such modifications, additions or deletions become available to the Corporation or its agents or representatives.

      Flag will bear the reasonable costs incurred by the Corporation in connection with the production of the above information.

      Attached hereto as Annex B is the sworn affidavit of Mitchell Nelson, Secretary of Flag, stating that the inspection of the information described above is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation and that Flag has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.

      The purpose of this demand is to enable Flag to communicate with other stockholders of the Corporation concerning solicitation of proxies from such stockholders to vote their shares at the Annual Meeting.

      Please advise Flag's proxy solicitor at Innisfree M&A Incorporated, Alan Miller, at (212) 750-5833, as promptly as practicable when and where the items demanded above will be made available to Flag. Please also advise Mr. Miller immediately whether you voluntarily will supply the requested information.

                                        Very truly yours,

                                        FLAG LUXURY RIV, LLC



                                        By: /s/ Paul Kanavos
                                           -------------------------------------
                                           Name: Paul Kanavos
                                           Title: President